EXHIBIT 24
POWER OF ATTORNEY
The director of Columbia Banking System, Inc. (the “Company”), whose signature appears below, hereby appoints Hadley S. Robbins and Craig D. Eerkes, or either of them, as his/her attorney to sign, in his/her name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacity indicated, on the 27th day of February, 2019.

Signature	Title

/s/ CRAIG D. EERKES	Chairman
Craig D. Eerkes

/s/ HADLEY S. ROBBINS	President and Chief Executive Officer
Hadley S. Robbins

/s/ DAVID A. DIETZLER	Director
David A. Dietzler

/s/ FORD ELSAESSER	Director
Ford Elsaesser

/s/ MARK A. FINKELSTEIN	Director
Mark A. Finkelstein

/s/ JOHN P. FOLSOM	Director
John P. Folsom

/s/ ERIC S. FORREST	Director
Eric S. Forrest

/s/ THOMAS M. HULBERT	Director
Thomas M. Hulbert

/s/ MICHELLE M. LANTOW	Director
Michelle M. Lantow

/s/ RANDAL L. LUND	Director
Randal L. Lund

/s/ S. MAE FUJITA NUMATA	Director
S. Mae Fujita Numata

/s/ ELIZABETH W. SEATON	Director
Elizabeth W. Seaton

/s/ JANINE T. TERRANO	Director
Janine T. Terrano

/s/ WILLIAM T. WEYERHAEUSER	Director
William T. Weyerhaeuser